Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Strategic Storage Trust VI, Inc.

Ladera Ranch, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 of our report dated March 22, 2023, relating to the consolidated financial statements and financial statement schedule of Strategic Storage Trust VI, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.A.

Costa Mesa, California

July 20, 2023